VIA EMAIL DELIVERY: jbucher@exelixis.com
June 1, 2012
James B. Bucher
Vice President, Corporate Legal Affairs and Secretary
Exelixis Inc.
210 East Grand Ave.
South San Francisco, CA 94080

RE:	Master Landlord Consent to Sublease
Exelixis Inc and Nodality, Inc.

Dear Jim,

On August 16,2011, HCP Life Science REIT, Inc., as Landlord under the Build-to-Suit Lease with Exelixis Inc. ("Tenant") dated as of May 12, 1999 (and as subsequently amended), provided Tenant with a Master Landlord Consent to Sublease for a Sublease dated July 25, 2011 with Nodality, Inc. ("Subtenant") on 25, 110 square feet at 170 Harbor Way, South San Francisco, California.
By providing this letter, Master Landlord provides its Master Landlord Consent to the subsequent First Amendment to Sublease, dated May 1, 2012, on a total of 27,564 square feet of space at 170 Harbor Way, South San Francisco, California, per the same terms and conditions outlined in the Master Landlord Consent to Sublease dated August 16, 2011.
If you have any questions or comments, please feel free to give me a call at (650) 875-1006.

CC:	Michael Swofford -HCP, Inc.
Jeana Park -HCP, Inc.